Exhibit 99.1

Eargo Reports Fourth Quarter 2022 Financial Results

Recent Highlights:

•	Net revenues of $12.9 million in the fourth quarter of 2022, compared to $10.1 million in the fourth quarter of 2021 and $7.9 million in the third quarter of 2022

•	Gross systems shipped of 8,863, compared to 7,767 in the fourth quarter of 2021

•	GAAP operating loss $23.9 million in the fourth quarter of 2022, compared to $45.2 million in the fourth quarter of 2021 and $26.0 million in the third quarter of 2022

•	Cash and cash equivalents of $101.2 million as of December 31, 2022

•	Prior debt balance fully extinguished following closing of the rights offering in November 2022

SAN JOSE, Calif., March 23, 2023 – Eargo, Inc. (Nasdaq: EAR) (“Eargo” or the “Company”), a medical device company on a mission to improve hearing health, today reported its financial results for the fourth quarter ended December 31, 2022.

Christian Gormsen, President and CEO, said, “The fourth quarter marked the culmination of a pivotal year for Eargo. In 2022, we settled our DOJ investigation and cleared our SEC filing delinquency, recapitalized the business through a major financing and added Patient Square Capital as our majority shareholder, and made meaningful progress against our most important business priorities. We also are excited to have commercially launched Eargo 7, our most advanced technology yet, in February 2023.”

Mr. Gormsen continued, “Perhaps most impactful to the future of Eargo was the progress we made on our strategic evolution into a true omni-channel business, led by our entry into the physical retail space through a partnership with Victra, one of America’s largest wireless retailers. Given the challenging circumstances, we believe Eargo has made significant progress in 2022, and we are excited about the continued evolution of our business in 2023.”

Fourth Quarter 2022 Financial Results

On January 17, 2023, the Company effected a 1-for-20 reverse stock split. All share and per share information presented herein has been retrospectively adjusted to reflect the reverse stock split.

Gross systems shipped for the fourth quarter of 2022 were 8,863, compared to 7,767 during the fourth quarter of 2021. The increase in shipment volume year over year was largely driven by shipments of our Eargo hearing devices to Victra, our retail partner, for in-person customer sales at its approximately 1,500 store locations across the United States, for which we recognize revenue upon shipment to Victra.

In addition, beginning September 2022, we resumed accepting insurance benefits as a method of direct payment in certain limited circumstances and for which revenue is and has been recognized. Shipment volume in the fourth quarter of 2021 was impacted by our decision to temporarily stop accepting insurance benefits as a method of direct payment in December of 2021.

Net revenue was $12.9 million for the fourth quarter of 2022, compared to $10.1 million for the fourth quarter of 2021. The increase was driven by an increase in gross systems shipped for which we were able to recognize revenue as described above.

Gross profit for the fourth quarter of 2022 was $6.2 million, compared to gross profit of $2.4 million for the fourth quarter of 2021. Gross margin was 47.7% for the fourth quarter of 2022, compared with 24.0% for the fourth quarter of 2021. The increase in gross profit and gross margin is primarily due to an increase in the number of gross systems shipped for which we were able to recognize revenue. We did not record revenue and related sales returns reserve for approximately 1,560 shipments of Eargo hearing aid systems to customers with potential insurance benefits during the three months ended December 31, 2021 subsequent to learning of the DOJ investigation.

Total operating expenses were $30.0 million or 232.6% of net revenues for the fourth quarter of 2022, compared with $47.6 million or 473.6% for the fourth quarter of 2021. The decrease in total operating expenses was primarily due to a net decrease in headcount, lower stock-based compensation related to the suspension of our ESPP in November 2021, lower media spend and lower professional fees related to activities related to the DOJ investigation and compliance matters.

Sales and marketing expenses were $15.6 million or 121.1% of net revenues for the fourth quarter of 2022, compared with $22.6 million or 224.2% for the fourth quarter of 2021. The decrease in sales and marketing expenses was primarily due to lower media spend and lower stock-based compensation related to the suspension of our ESPP in November 2021.

Research and development expenses were $4.1 million or 31.9% of net revenues for the fourth quarter of 2022, compared with $8.0 million or 79.6% for the fourth quarter of 2021. The decrease was primarily driven by lower stock-based compensation related to the suspension of our ESPP in November 2021.

General and administrative expenses were $10.3 million or 79.6% of net revenues for the fourth quarter of 2022, compared with $17.1 million or 169.7% for the fourth quarter of 2021. The decrease was primarily due to lower stock-based compensation related to the suspension of our ESPP in November 2021 and lower professional fees related to activities related to the DOJ investigation and compliance matters.

Excluding stock-based compensation expense, non-GAAP operating expenses for the fourth quarter of 2022 were $27.7 million, including research and development expenses of $4.2 million, sales and marketing expenses of $14.9 million, and general and administrative expenses of $8.6 million. Please refer to the section below titled “Use of Non-GAAP Financial Measures” and the non-GAAP reconciliation tables at the end of this press release.

Total operating losses were $23.9 million or 184.9% of net revenues for the fourth quarter of 2022, compared with $45.2 million or 449.6% of net revenues for the fourth quarter of 2021. The decrease in total operating losses was primarily due to factors described in the above paragraphs. Excluding stock-based compensation expense, non-GAAP operating losses for the fourth quarter of 2022 were $21.5 million, compared with $33.3 million in the fourth quarter of 2021.

Net loss attributable to common stockholders for the fourth quarter of 2022 was ($43.8) million, or ($4.42) per share, compared to a net loss attributable to common stockholders of ($45.5) million, or ($23.16) per share, for the fourth quarter of 2021. Net loss in the fourth quarter of 2022 primarily include the loss associated with the change in the fair value of the Patient Square convertible notes at issuance and the fair value of the shares on the dates of conversion. Excluding stock-based compensation expense, non-GAAP net loss attributable to common stockholders for the fourth quarter of 2022 was ($41.4) million, or ($4.18) per share, compared to a non-GAAP net loss of ($33.6) million, or ($17.11) per share, for the same period in 2021.

Quarterly operating cash burn for the fourth quarter of 2022 was approximately $20.4 million, compared to our previous guidance of approximately $20 million to $25 million for the quarter. Overall, our cash balance increased by $13.2 million in the fourth quarter of 2022, primarily driven by the rights offering and Patient Square investment.

Full Year 2022 Financial Results

The Company is not providing commentary on full year 2022 financial results in this earnings release given the difficult year-over-year comparison as a result of the impact of the DOJ investigation. Please refer to the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and our other filings with the Securities and Exchange Commission for a detailed discussion of such results.

2023 Financial Guidance

The Company is not providing financial guidance at this time.

Conference Call and Webcast Information

Eargo will host a conference call to discuss the fourth quarter financial results after market close on March 23, 2023, at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time. The conference call can be accessed live over the phone at (800) 715-9871 for U.S. callers or (646) 307-1963 for international callers, using conference ID: 2951533. The live webinar can be accessed at ir.eargo.com.

About Eargo

Eargo is a medical device company on a mission to improve hearing health. Our innovative products and go-to-market approach address the major challenges of traditional hearing aid adoption, including social stigma, accessibility and cost. We believe our Eargo hearing aids are the first virtually invisible, rechargeable, completely-in-canal, FDA-regulated devices indicated to compensate for mild to moderate hearing loss. Our differentiated, consumer-first approach empowers consumers to take control of their hearing. Consumers can purchase online, at retail locations or over the phone and get personalized and convenient consultation and support from hearing professionals via phone, text, email or video chat. Eargo hearing aids are offered to consumers at approximately half the cost of competing hearing aids purchased through traditional channels in the United States.

Eargo’s seventh generation device, Eargo 7, is an FDA 510(k) cleared, self-fitting over-the-counter hearing aid featuring Sound Adjust+ with Comfort and Clarity Modes, which focuses on noise reduction and adapting to the user’s environment and needs. Eargo 7 is available for purchase here.

Related Links

http://eargo.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this press release are forward-looking statements, including statements regarding continued evolution of the Company’s omni-channel business. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks, uncertainties and assumptions related to: our expectations regarding our omni-channel business, including partnerships with brick-and-mortar retailers and resellers with online storefronts; the extent to which we may be able to validate processes to support the submission of claims for reimbursement from the FEHB program in the future, if at all, and our ability to maintain or increase insurance coverage of our hearing aids; the timing or results of ongoing claims audits and medical records reviews by third-party payors; estimates of our future capital needs and our ability to raise capital on favorable terms, if at all, including the timing of future capital requirements and the terms or timing of any future financings; the impact of third-party payor audits and the regulatory landscape for hearing aid devices on our business and results of operations; our expectations concerning additional orders by existing customers; our expectations regarding the potential market size and size of the potential consumer populations for our products and any future products, including insurance coverage of our hearing aids; our ability to release new hearing aids and the anticipated features of any such hearing aids; developments and projections relating to our competitors and our industry, including competing products; our ability to maintain our competitive technological advantages against new entrants in our industry; the pricing of our hearing aids; our expectations regarding the ability to make certain claims related to the performance of our hearing aids relative to competitive products; our expectations with regard to changes in the regulatory landscape for hearing aid devices, including the implementation of the new over-the-counter hearing aid regulatory framework; our estimates regarding the COVID-19 pandemic, including but not limited to, its duration and its impact on our business and results of operations; and uncertainty or volatility in the market (including recent and potential disruption in the banking system and financial markets). These and other risks are described in greater detail under the section titled “Risk Factors” contained in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and our other filings with the Securities and Exchange Commission. Any forward-looking statements in this press release are made pursuant to the Private Securities Litigation Reform Act of 1995, as amended, are based on current expectations, forecasts and assumptions, and speak only as of the date of this press release. Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

The Company may report non-GAAP results for gross margin, operating expenses, sales and marketing expense as a percent of net revenues, net income/loss, and net income/loss per share in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company’s financial measures under GAAP include charges such as stock-based compensation, as listed in the itemized reconciliations between GAAP and non-GAAP financial measures included in this press release. Management has excluded the effects of this item in non-GAAP measures to assist investors in analyzing and assessing operating performance. The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business.

Investor Contact

Nick Laudico

Chief Retail Officer

ir@eargo.com

Eargo, Inc.

Consolidated Balance Sheets

(Unaudited)

(In thousands, except share and per share amounts)

	December 31,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$101,238	$110,500
Accounts receivable, net	1,910	12,547
Inventories	5,036	5,712
Prepaid expenses and other current assets	7,846	10,873

Total current assets	116,030	139,632
Operating lease right-of-use assets	5,765	7,165
Property and equipment, net	7,441	9,551
Intangible assets, net	1,063	1,681
Goodwill	873	873
Other assets	906	1,209

Total assets	$132,078	$160,111

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,504	$9,053
Accrued expenses	12,715	9,235
Sales returns reserve	3,942	13,827
Settlement liability	—	34,372
Long-term debt, current portion	—	3,333
Other current liabilities	1,462	1,813
Lease liability, current portion	628	750

Total current liabilities	25,251	72,383
Lease liability, noncurrent portion	5,973	6,640
Long-term debt, noncurrent portion	—	11,924

Total liabilities	31,224	90,947

Stockholders’ equity:
Preferred stock, $0.0001 par value per share; 5,000,000 shares authorized as of December 31, 2022 and December 31, 2021, respectively; zero shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively	—	—
Common stock; $0.0001 par value; 450,000,000 and 110,000,000 shares authorized as of December 31, 2022 and December 31, 2021, respectively; 20,726,965 and 1,965,347 shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively	2	—
Additional paid-in capital	615,151	425,976
Accumulated deficit	(514,299)	(356,812)

Total stockholders’ equity	100,854	69,164

Total liabilities and stockholders’ equity	$132,078	$160,111

Eargo, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(In thousands, except share and per share amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2022	2021	2022	2021
Revenue, net	$12,917	$10,060	$37,248	$32,122
Cost of revenue	6,757	7,645	22,988	27,956

Gross profit (loss)	6,160	2,415	14,260	4,166
Operating expenses:
Research and development	4,124	8,010	18,813	25,232
Sales and marketing	15,641	22,557	52,947	85,759
General and administrative	10,279	17,076	54,259	49,882

Total operating expenses	30,044	47,643	126,019	160,873

Loss from operations	(23,884)	(45,228)	(111,759)	(156,707)
Other income (expense), net:
Interest income	716	2	1,196	21
Interest expense	—	(270)	(549)	(1,068)
Change in fair value of convertible notes	(20,503)	—	(45,503)	—
Loss on extinguishment of debt	—	—	(772)	—

Total other income (expense), net	(19,787)	(268)	(45,628)	(1,047)

Loss before income taxes	(43,671)	(45,496)	(157,387)	(157,754)
Income tax provision	100	—	100	—

Net loss attributable to common stockholders, basic and diluted	$(43,771)	$(45,496)	$(157,487)	$(157,754)

Net loss per share attributable to common stockholders, basic and diluted	$(4.42)	$(23.16)	$(39.68)	$(81.11)

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	9,904,301	1,964,793	3,968,432	1,944,857

Eargo, Inc.

Results of Operations – Reconciliation between GAAP and Non-GAAP

(Unaudited)

(In thousands, except per share amounts)

Reconciliation between GAAP and non-GAAP net loss per share attributable to common stockholders:

	Three months ended December 31,		Twelve months ended December 31,
	2022	2021	2022	2021
GAAP net loss per share to common stockholders, basic and diluted	$(4.42)	$(23.16)	$(39.68)	$(81.11)
Stock-based compensation	0.24	6.05	2.51	14.26

Non-GAAP net loss per share to common stockholders, basic and diluted	$(4.18)	$(17.11)	$(37.17)	$(66.85)

Reconciliation between GAAP and non-GAAP net loss attributable to common stockholders:

	Three months ended December 31,		Twelve months ended December 31,
	2022	2021	2022	2021
GAAP net loss attributable to common stockholders, basic and diluted	$(43,771)	$(45,496)	$(157,487)	$(157,754)
Stock-based compensation	2,373	11,881	9,965	27,731

Non-GAAP net loss attributable to common stockholders, basic and diluted	$(41,398)	$(33,615)	$(147,522)	$(130,023)

Reconciliation between GAAP and non-GAAP operating expenses and operating loss:

	Three months ended December 31,		Twelve months ended December 31,
	2022	2021	2022	2021
GAAP gross profit	$6,160	$2,415	$14,260	$4,166
Stock-based compensation	32	335	126	738

Non-GAAP gross profit	$6,192	$2,750	$14,386	$4,904

GAAP gross margin	47.7%	24.0%	38.3%	13.0%
Stock-based compensation	0.2%	3.3%	0.3%	2.3%

Non-GAAP gross margin	47.9%	27.3%	38.6%	15.3%

GAAP research and development expense	$4,124	$8,010	$18,813	$25,232
Stock-based compensation	103	(3,188)	(1,039)	(6,939)

Non-GAAP research and development expense	$4,227	$4,822	$17,774	$18,293

GAAP sales and marketing expense	$15,641	$22,557	$52,947	$85,759
Stock-based compensation	(745)	(5,618)	(2,720)	(11,213)

Non-GAAP sales and marketing expense	$14,896	$16,939	$50,227	$74,546

GAAP general and administrative expense	$10,279	$17,076	$54,259	$49,882
Stock-based compensation	(1,699)	(2,740)	(6,080)	(8,841)

Non-GAAP general and administrative expense	$8,580	$14,336	$48,179	$41,041

GAAP total operating expense	$30,044	$47,643	$126,019	$160,873
Stock-based compensation	(2,341)	(11,546)	(9,839)	(26,993)

Non-GAAP total operating expense	$27,703	$36,097	$116,180	$133,880

GAAP operating loss	$(23,884)	$(45,228)	$(111,759)	$(156,707)
Stock-based compensation	2,373	11,881	9,965	27,731

Non-GAAP operating loss	$(21,511)	$(33,347)	$(101,794)	$(128,976)